Exhibit 23.2

PRITCHETT, SILER & HARDY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

515 SOUTH 400 EAST, SUITE 100

SALT LAKE CITY, UTAH 84111

_______________

PHONE (801) 328-2727 FAX (801) 328-1123

July 29, 2015

Office of the Chief Accountant

Securities and Exchange Commission

450 West Fifth Street N.W.

Washington DC 20549

.:

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 23, 2014, with respect to the financial statements as of December 31, 2013 and the related statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2013, to be included in the filing of the Form S-1/A-4 of Vican Resources, Inc. dated July 29, 2015.

Sincerely,

/s/ Pritchett, Siler & Hardy

Pritchett, Siler & Hardy, P.C.